UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2021

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Information.

As previously reported, Perrigo Company, plc (the “Company” or “we”) and its subsidiary, Perrigo Ireland 2 (“Perrigo Ireland”), brought arbitral claims against Alychlo NV (“Alychlo”) and Holdco I BE NV (“Holdco”) (together, the “Sellers”) related to the Share Purchase Agreement dated November 6, 2014 (“SPA”). Alychlo is an investment company owned and controlled by Marc Coucke. Holdco is a portfolio company of Waterland Private Equity Fund V C.V. On August 27, 2021, the tribunal under the Belgian Centre for Arbitration and Mediation (“CEPANI”) held the Sellers jointly and severally liable to Perrigo Ireland in incidental fraud and dismissed the Sellers’ counterclaims in their entirety. The CEPANI tribunal awarded Perrigo Ireland €266,281,398 in damages (approximately $313.4 million using August 27, 2021 exchange rates) together with substantial interest. The tribunal also ordered the Sellers to pay Perrigo Ireland approximately €19.4 million (approximately $22.8 million) in costs relating to the pursuit of its claim and defense of the Sellers’ counterclaims. We estimate that the Sellers’ total liability is approximately €350 million (approximately $412 million) and all amounts are required to be paid by the Sellers within 30 days of the tribunal’s decision.

As previously disclosed, on December 16, 2016, the Company and Perrigo Ireland brought a claim against the Sellers in accordance with clause 26.2 of the SPA and the rules of CEPANI. The claim related to the accuracy and completeness of information about Omega provided by the Sellers as part of the sale process, the withholding of information by the Sellers during that process and breaches of the Sellers’ warranties under the SPA. The Company and Perrigo Ireland sought monetary damages from the Sellers. The tribunal’s decision found that the Sellers deliberately concealed important information from the Company as part of the sale process and intentionally mislead the Company through several fraudulent acts and omission.. With the tribunal’s August 27, 2021 ruling, all claims and counterclaims have been fully adjudicated in accordance with the SPA.

The Company will take every step necessary with a view to ensuring that it obtains recovery of the estimated €350 million award in full and without delay. If the Sellers fail to discharge their payment obligations in respect of the €266,281,398 damages, additional interest or costs, then the Company intends to immediately commence proceedings for enforcement, including potential attachment of assets. However, there can be no assurance that the Sellers will pay the damage and cost awards within the timeframes so ordered, if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: August 30, 2021		Todd W. Kingma
Executive Vice President, General Counsel and Secretary